Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact Marlon Nurse, DM Senior VP – Investor Relations 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES ENTRY INTO $30 MILLION CREDIT FACILITY

HOUSTON, TX, - February 7, 2017 Vertex Energy, Inc. (NASDAQ:VTNR), a refiner and marketer of high-quality specialty hydrocarbon products, announced today that it has entered into funding agreements with Encina Business Credit, LLC (EBC) providing for up to $30 million of senior secured debt. The financing, which is comprised of a revolving line of credit, a funded term loan and a delayed draw term loan, will be used to refinance certain of the company’s existing indebtedness and to provide working capital for growth.

Vertex’s Chief Executive Officer, Benjamin P. Cowart said, “The refinance of the company's prior credit facility reflects our belief in the future growth of the company. We believe that this step was necessary in ensuring that we clean up our balance sheet, which includes paying off both of our prior lenders, consolidating our debt into one facility and strengthening our cash position.”

Mr. Cowart, added, "With the financing completed, we were able to close on the acquisition of the assets of a small collection company in Louisiana. With approximately 90 million gallons of processing capacity, we believe that our collections vertical is key to our growth. Our self-collected gallons today are approximately 20% of our overall production. We anticipate increasing this to 25% in 2017, while we expand our overall production volumes.”

Mr. Cowart concluded, “We believe that we are well-positioned to grow our business in 2017. Our goal for growth involves expanding collections, increasing production volumes and moving to higher margin products, all of which are underway."

For further information about the transactions, please see our 8-K filing with the SEC today.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a refiner and marketer of high-quality specialty hydrocarbon products. With headquarters in Houston, Texas, Vertex Energy processing facilities are located in Houston (TX), Marrero (LA) and Columbus (OH). For more information on Vertex Energy, please contact Porter, LeVay & Rose, investor relations representative Marlon Nurse, at 212-564-4700 or visit our website at www.vertexenergy.com.

ABOUT ENCINA BUSINESS CREDIT, LLC

Launched in March 2016, EBC is an independent asset-based lending platform targeting middle-market borrowers in the U.S. and Canada that cannot obtain required financing from traditional banks.  The firm provides revolving lines of credit and term loans ranging in size from $5–$50 million and secured by accounts receivable, inventory, machinery & equipment and real estate.  The platform lends to both privately-owned (sponsor and non-sponsor) and publicly-traded companies across a wide range of industries, including manufacturing, retail, automotive, oil & gas, services, distribution and consumer products.  Borrowers use loan proceeds to fund working capital, acquisitions, refinancings, growth, restructurings/turnarounds, debtor-in-possession (DIP)/exit financings and other special situations. Positive cash flow is not a requirement.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

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